EXECUTION COPY

SHELF REGISTRATION JOINDER AGREEMENT

Dated January 11, 2002

by and among

ALPHARMA OPERATING CORPORATION,

the GUARANTORS
listed on Schedule A hereto,

the ADDITIONAL GUARANTORS
listed on Schedule B hereto,

BANC OF AMERICA BRIDGE LLC

and

CIBC INC.

SHELF REGISTRATION JOINDER AGREEMENT (this "Joinder Agreement"), dated as of January 11, 2002, among ALPHARMA OPERATING CORPORATION (the "Company"), the GUARANTORS listed on Schedule A hereto, BANC OF AMERICA BRIDGE LLC and CIBC INC., each of whom are parties to the Shelf Registration Rights Agreement (as defined below) and the ADDITIONAL GUARANTORS, listed on Schedule B hereto, (collectively, the "Parties").

WHEREAS, a Note Purchase Agreement, (the "Note Purchase Agreement"), dated December 12, 2001 has been executed and delivered by the Parties whereby Banc of America Bridge LLC and CIBC Inc. (together, the "Note Purchasers"), purchased Transfer Restricted Securities of the Company;

WHEREAS, in order to induce the Note Purchasers to enter into the Note Purchase Agreement, the Company and the Guarantors listed in Schedule A entered into a Shelf Registration Rights Agreement dated December 12, 2001 (the "Shelf Registration Rights Agreement"). The Shelf Registration Rights Agreement has been executed and delivered by the Parties in connection with the purchase and sale of the Securities of the Company;

WHEREAS, Section 6(c) of the Note Purchase Agreement provides that each Domestic Subsidiary of Alpharma constituting part of the Acquired Business shall be required to become Guarantors and enter into the Shelf Registration Rights Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. Definitions. All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Shelf Registration Rights Agreement or Note Purchase Agreement.

SECTION 2. Representations and Warranties of the Additional Guarantors. Each of the Additional Guarantors, severally, represents and warrants to the Note Purchasers, as to itself only, as of the date hereof, that:

(a) each representation and warranty in paragraphs (g), (j)(ii) and (r) of Section 2 of the Note Purchase Agreement (other than the representation and warranty contained in the first sentence of paragraph (r)) is true and correct as to itself;

(b) this Joinder Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Additional Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution under the Shelf Registration Rights Agreement may be limited by applicable law;

(c) the execution, delivery and performance of this Joinder Agreement do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of it, (except for Liens under the Credit Agreement and such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Change), nor will such action result in any violation of the provisions of the charter or by-laws of it or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets, properties or operations; and

(d) except as disclosed in Schedule 2(hh)(ii) of the Note Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to its knowledge, threatened, against or affecting it, which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Joinder Agreement and in the Shelf Registration Rights Agreement, or the performance of its obligations hereunder or thereunder.

SECTION 3. Successors. This Joinder Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Note Purchaser pursuant to Section 22 of the Note Purchase Agreement, and in each case their respective successors, and no other person will have any right or obligation hereunder.

SECTION 4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

SECTION 5. Joinder with Shelf Registration Rights Agreement. By executing and delivering this Joinder Agreement, each Additional Guarantor agrees to become a party to the Shelf Registration Rights Agreement and agrees to be bound to all provisions of the Shelf Registration Rights Agreement as though it were an original party thereto. This Joinder Agreement shall be read together with and construed as part of, the Shelf Registration Rights Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Note Purchasers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Parties and the Additional Guarantors in accordance with its terms.

Very truly yours,

US ORAL PHARMACEUTICALS PTY LTD

By:

Name: Robert F. Wrobel

Title:

By:

Name: Jeffrey E. Smith

Title:

FAULDING HOLDINGS INC.

By:

Name: Robert F. Wrobel

Title:

FAULDING PHARMACEUTICALS INC.

By:

Name: John LaRocca

Title:

POINT HOLDINGS INC.

By:

Name: John LaRocca

Title:

PUREPAC PHARMACEUTICALS HOLDINGS INC.

By:

Name: Robert F. Wrobel

Title:

FAULDING LABORATORIES INC.

By:

Name: John LaRocca

Title:

PUREPAC PHARMACEUTICAL CO.

By:

Name: John LaRocca

Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

BANC OF AMERICA BRIDGE LLC

By:

Name:

Title:

CIBC INC.

By:

Name:

Title:

ALPHARMA OPERATING CORPORATION

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA INC.

By:

Name: Robert F. Wrobel

Title: Vice President

ALPHARMA U.S. INC.

By:

Name: Robert F. Wrobel

Title: Secretary

BARRE PARENT CORPORATION

By:

Name: Robert F. Wrobel

Title: Secretary

G.F. REILLY COMPANY

By:

Name: Robert F. Wrobel

Title: Secretary

PARMED PHARMACEUTICALS, INC.

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA EURO HOLDINGS INC.

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA (BERMUDA) INC.

By:

Name: Robert F. Wrobel

Title: Secretary

ORAL PHARMACEUTICALS ACQUISITION CORP.

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA US PHARMACEUTICALS LLC

By:

Name: Robert F. Wrobel

Title: Secretary

NMC LABORATORIES, INC.

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA USPD INC.

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA ANIMAL HEALTH COMPANY

By:

Name: Robert F. Wrobel

Title: Secretary

MIKJAN CORPORATION

By:

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA NW INC.

By:

Name: Robert F. Wrobel

Title: Secretary

SCHEDULE A

Alpharma Inc. Delaware

Alpharma U.S. Inc. Delaware

Barre Parent Corporation Delaware

G.F. Reilly Company Delaware

ParMed Pharmaceuticals, Inc. Delaware

Alpharma Euro Holdings Inc. Delaware

Alpharma (Bermuda) Inc. Delaware

Oral Pharmaceuticals Acquisition Corp. Delaware

Alpharma US Pharmaceuticals LLC Delaware

NMC Laboratories, Inc. New York

Alpharma USPD Inc. Maryland

Alpharma Animal Health Company Texas

Mikjan Corporation Arkansas

Alpharma NW Inc. Washington

SCHEDULE B

US Oral Pharmaceuticals Pty Ltd

Faulding Holdings Inc.

Faulding Pharmaceuticals Inc.

Point Holdings Inc.

Purepac Pharmaceuticals Holdings Inc.

Faulding Laboratories Inc.

Purepac Pharmaceutical Co.